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                          Consent of Millward & Co.,
                   Independent Certified Public Accountants
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CONSENT OF INDEPENDENT ACCOUNTS







We hereby consent to the use in the Registration Statement of our report dated March 12, 1997 relating to the financial statements of Win-Gate Equity Group, Inc., which appears in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Millward & Co.
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Millward & Co., CPAs
Fort Lauderdale, Florida
August 5, 1997




















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